                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 31, 2001


                               PURCHASESOFT, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

       0-11791                                             13-2897997
       -------------------------------------------------------------------
       (Commission File Number)                         (IRS Employer
                                                       Identification No.)

              One Research Drive, Suite 100B Westborough, MA 01581
              ----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (508) 599-1300
                                 --------------

ITEM 5.  OTHER EVENTS.

         PurchaseSoft, Inc. is filing its audited financial statements for the year ended May 31, 2001 as an exhibit hereto, and is incorporating such financial statements herein by reference.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
      OPERATIONS

RESULTS OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and attached notes and the other financial information included elsewhere in this Current Report on Form 8-K. This Management's Discussion and Analysis of Financial Condition and Results of Operations section contains descriptions of our expectations regarding future trends affecting our business. These forward-looking statements and other forward-looking statements made elsewhere in this document are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The discussion below and under the heading "Risk Factors" contained in our Registration Statement on Form S-3 (333-60890) sets forth numerous factors we believe could cause actual results to differ materially from those contemplated by the forward looking statements. We are not under any obligation to update the information contained in this section.

FISCAL YEAR ENDED MAY 31, 2001 VS. 2000

OVERVIEW

         We reported a net loss for the year of $8,439,564 on revenues of $603,880 as compared to a net loss for the prior year of $3,899,987 on revenues of $337,898.

         On August 14, 2000, we announced the appointment of existing board member, Donald S. LaGuardia, as interim CEO and President. Mr. LaGuardia is a member of L-R Managers LLC, the general partner of L-R Global Partners, LP, our majority stockholder and a related party. He has served as a director of our company since June 1998 and chairs our audit committee. Mr. LaGuardia was an auditor and then a consultant with PricewaterhouseCoopers from 1987 to 1991. He joined BMW of North America, Inc. in 1991 as a Financial Analyst and then became their Network Business Planning Manager. He joined L-R Global in 1997 as an equity analyst and is also a member of L-R Managers. At this same time, Jeffrey B. Pinkerton was appointed our Vice Chairman and Chief Product Strategist. Mr. Pinkerton focuses on product strategy and at the same time undertakes a more active role in the promotion of our products and solutions. He has held various positions with us since 1987, when we first began marketing our computer-based purchasing system.

         On October 31, 2000, we announced our first major UK customer win for our Enterprise e-Procurement solution. We signed a contract to implement our software at the RHM Partnership Division group of companies, part of the Rank Hovis McDougall, Ltd. organization, or RHM as we refer to them. RHM is a milling and prepared foods conglomerate with annual sales of (pound)1.7 billion. We are working jointly with IBM Global Services (United Kingdom) Limited to deliver our solution to RHM. IBM principals and senior systems professionals will assist our project team in this implementation and will manage the strategic sourcing, business process improvement, supplier adoption, technology management and training phases of the project. We will provide overall project management, installation and implementation assistance and ongoing maintenance and support.

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         On November 7, 2000, we announced the signing of an agreement with
Origin Consulting Services, Inc., an e-business consulting firm, headquartered in South Korea. The agreement made OCS the official distribution partner in South Korea for our e-procurement solutions. Under the terms of the agreement, OCS will exclusively market our e-procurement solutions and provide support and services to the South Korean market.

         On January 24, 2001, we announced an agreement with IBM United Kingdom Limited whereby IBM Global Services will market, sell and supply our e-Procurement suite, associated modules and services to IBM mid-market customers in the UK. In addition, this agreement is structured to have global application so that any IBM worldwide affiliate can take advantage of the terms of this agreement and offer our solution to customers anywhere in the world.

         On January 30, 2001, we borrowed $5 million from L-R Global and signed a demand promissory note in return, which increased our total indebtedness to L-R Global to $10 million. Both notes provide for interest at 6% per annum. On May 31, 2001, pursuant to a conversion agreement we entered into with L-R Global on April 12, 2001, L-R Global converted these demand promissory notes and accrued interest into 11,883,873 restricted shares of our common stock.

         On February 21, 2001, we entered into an agreement with VIA Design and Marketing, Inc. to provide marketing consulting services in the areas of marketing strategy, brand awareness, logo and tag line development. In addition, VIA will create an interactive and intelligent Web site that we expect will be a fruitful source of new customer leads.

         On March 15, 2001, we entered into an agreement with Tata Infotech Limited to provide computer consultancy, programming and testing services. We have retained Tata to allow accelerated development along two parallel paths. While our internal development resources will be dedicated to the maintenance and enhancement of our existing PurchaseSmart(TM) product, built on the SilverStream(TM) development platform, Tata will create our next generation new core product offering. We anticipate this new product will be available to customers in the fourth quarter of fiscal 2002. We project that the fees to complete this project will be in the range of $800,000 to $1,200,000, to be paid over a ten-month period.

         On March 28, 2001, we engaged Devonshire Holdings, LLC to act as our financial advisor. Devonshire is assisting us in analyzing our capital requirements and the execution of our financing strategy, including the rights offering, which if fully subscribed will raise approximately $9.7 million in new capital. We may use some of these proceeds to repay the $2 million demand promissory note issued to L-R Global on July 18, 2001 in the event a demand for repayment is made.

         On July 18, 2001, subsequent to the end of fiscal 2001, we received a $2 million loan in the form of a demand promissory note bearing interest at 6% per annum from L-R Global. We believe that this loan provides the necessary cash to fund our operations through the end of September 2001 and the completion of the rights offering. This loan may be repaid out of the proceeds of the rights offering, provided the offering raises sufficient funds to do so and a demand for repayment is made.

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REVENUES

TOTAL REVENUE

         Total revenue, which includes product and service revenue, for fiscal 2001, was $603,880 compared to $337,898 for fiscal 2000, an increase of $265,982, or 78.7%.

PRODUCT REVENUE

         Product revenue for fiscal 2001 was $220,359 compared to $116,155 for fiscal 2000, an increase of $104,204, or 89.7%. During fiscal 2001, we added two new customers and delivered one PurchaseSmart(TM) software system and one PurchaseSoft(TM) software system. In fiscal 2000, we added three new customers and delivered three PurchaseSoft(TM) software systems.

SERVICE REVENUE

         Professional service revenue for fiscal 2001 was $225,198 compared to $61,917 for fiscal 2000, an increase of $163,281, or 263.7%. This increase is a combination of two factors. The first factor is the relationship of service revenue generated by product revenue, both in terms of absolute dollars and percentages. In fiscal 2001, service revenues associated with by product revenues were $219,798, or 99.7%, of product revenues compared to $20,967 in service revenues, or 18.1%, for fiscal 2000, an increase of $198,831. The second factor is the service revenue generated from existing customers. In fiscal 2001, we generated $5,400 in service revenues from existing customers compared to $40,950 in service revenues from existing customers for fiscal 2000, a decrease of $35,550.

         Maintenance revenue for fiscal 2001 was $158,323 compared to $159,826 for fiscal 2000, a decrease of $1,503 or 0.9%. During fiscal 2001, we were supporting three versions of our software, as shown in the following table:

                              GTPP            PURCHASESOFT      PURCHASESMART        TOTAL
                             -------          ------------      -------------       --------
         FY 2001              $15,314          $  95,703            $47,306         $158,323
         FY 2000              $87,573          $  72,253            $     0         $159,826

         Dollar change       $(72,259)         $  23,450            $47,306         $ (1,503)
         Percentage change      (82.5%)             32.5%                 -             (0.9%)

GTPP(TM) - GT PurchasePro, Two-tier, 16-bit client server based system (Supported generally through May 31, 2000, except for several specific customers who were supported until their one year agreements expired).

PURCHASESOFT(TM) - Two-tier, 32-bit client server based system.

PURCHASESMART(TM) - Java/HTML, Internet enabled enterprise-wide eProcurement system.

         In fiscal 2001, maintenance revenue associated with the GTPP product that we were no longer supporting was down $72,259, or 82.5% over the prior period. In contrast, our maintenance revenue on PurchaseSoft(TM) and PurchaseSmart(TM) product increased by $70,756, or 97.9%, over the prior period.

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         Maintenance contracts for the GTPP(TM) and PurchaseSoft(TM) products have been generally sold to customers for 15% of the software product list price for a one-year renewable term. Maintenance contracts for the PurchaseSmart(TM) products have been generally sold to customers for 18% of the software product list price for a one-year renewable term. We record payment of these maintenance contracts as deferred maintenance revenue and recognize revenue ratably over the term of the contract. These contracts entitle the customer to telephone support and unspecified upgrades, as they become available. We believe that maintenance and support services are a very important component of the overall solution we are providing and we intend to continue investing in the personnel and technical resources necessary to provide customers with state of the art maintenance and support services.

COSTS AND EXPENSES

COST OF PRODUCT REVENUES

         Cost of product revenues for fiscal 2001 was $14,000 compared to $465 in fiscal 2000, an increase of $13,535. The $14,000 incurred during fiscal 2001 are royalty payments due for third party software. Cost of product revenues has generally been insignificant in relation to product revenues. In the event that we rely on third party software as an increasing component of our total software solution, royalties and other costs associated with the licensing of this third party software may become significant. There was no third party royalties incurred during fiscal 2000.

COST OF SERVICE REVENUES

         Cost of service revenue for fiscal 2001 was $917,626 compared to $343,112 in fiscal 2000, an increase of $574,514 or 167.4%. Compensation and benefits increased $260,826 for additional headcount as we continue to build our customer support infrastructure. In addition, technical consulting and contracting fees increased $161,282 related to outside technical expertise we used to augment our own internal resources. Travel expenses increased $91,119 relating to non-billable trips to customer sites. We expect that cost of service revenues will continue to increase in absolute dollars, and that they are likely to grow in proportional terms, at a faster rate than the related service revenue, until such time as revenues grow and reach full utilization of the costs used to produce them. We are committed to building a world-class customer support organization and expect to continue to make substantial investments in this area in the future.

SALES AND MARKETING

         Sales and marketing expenses for fiscal 2001 were $1,814,521 compared to $1,255,424 in fiscal 2000, an increase of $559,097, or 44.5%.

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         Sales expenses increased from $574,079 in fiscal 2000 to $672,864 in fiscal 2001, an increase of $98,785, or 17.2%. During fiscal 2001, hosting fees that we paid to provide product demonstrations to prospects increased $130,776 and recruiting fees increased $54,126. Offsetting these increases in part were decreases in compensation and benefits of $53,025 and decreases in independent contractor fees of $61,756. In December 1999, we restructured our primary method of distribution from a direct sales force to an indirect sales force utilizing resellers and partners. This indirect distribution strategy enjoyed limited success. In light of this, we decided it was necessary to rebuild a direct sales force, which we began to do in the third quarter of fiscal 2001. The reductions in compensation and contractor fees reflect savings resulting from the repositioning of our distribution strategy from primarily indirect to direct sales. We expect to incur significant sales expenses in future periods.

           Marketing expenses for fiscal 2001 were $1,141,657 compared to $681,345 in fiscal 2000, an increase of $460,312, or 67.6%. During fiscal 2001, compensation and benefits increased $83,920 reflecting increased headcount, marketing consulting fees increased $236,693 relating to our agreement with VIA Design and Marketing, Inc. who we contracted with to provide marketing guidance and the development of our marketing strategies, outbound lead generation services increased $88,864 and web site design and development provided by VIA increased $46,851. We expect to incur significant marketing expenses in future periods.

GENERAL AND ADMINISTRATIVE

         General and administrative expenses for fiscal 2001 were $2,983,376 compared to $1,849,116 in fiscal 2000, an increase of $1,134,260, or 61.3%. During fiscal 2001, travel expenses increased $222,863, reflecting trips made by our executives in developing our indirect distribution network of resellers, alliance partners and key prospects. During fiscal 2001, our depreciation expense increased $52,595. We incurred relocation expenses of $51,987 to move several employees from remote offices to our new corporate headquarters in Westborough, Massachusetts and incurred expenses relating to the relocation of equipment from our old offices to our new corporate headquarters. Also contributing to the increased general and administrative expenses were general overhead expenses, which increased $29,353, legal and accounting expenses, which increased $98,730, consulting fees, which increased $403,694, primarily relating to consulting fees and non-statutory stock options we granted to Donald S. LaGuardia as our CEO, bad debt expense, which increased $85,629 primarily due to the absence of recoveries in fiscal 2001, occupancy costs, which increased $177,897 resulting from increased rents associated with our new corporate headquarters in Westborough, Massachusetts, our new facility in Roseland, New Jersey and our short-term office rental in Reading, England. Offsetting these increases in part were compensation and benefit expenses, which decreased $179,407, primarily due to non-recurring severance payments recorded in fiscal 2000.

RESEARCH AND DEVELOPMENT

         Research and development expenses for fiscal 2001 were $3,090,457 compared to $860,012 in fiscal 2000, an increase of $2,230,445, or 259.4%. During fiscal 2001, compensation and benefit expenses increased $506,737 resulting from increases in headcount. Hosting fees of $44,580 were incurred during fiscal 2001 to test our software in an Internet environment. We also increased our use of specialized and highly skilled technical consultants during fiscal 2001 by $1,555,611 to perform maintenance and specialized enhancements to our PurchaseSmart(TM) product as well as to begin development of our next generation software product in collaboration with Tata Infotech Limited, who we refer to as Tata. Tata has been retained to provide computer consultancy, programming and testing services. We have retained Tata to allow accelerated development along two parallel paths. While our internal development resources will be dedicated to the maintenance and enhancement of our existing PurchaseSmart(TM) product, built on the SilverStream(TM) development platform, Tata will create our next generation new core product offering. We anticipate this new product will be available to customers in the fourth quarter of fiscal 2002. We project the fees to complete this project will be in the range of $800,000 to $1,200,000, to be paid over a ten-month period. We intend to make continual and substantial investments in our research and development activities to keep our software solutions at the leading edge of e-procurement and e-commerce offerings.

NET INTEREST INCOME

         Net interest income for fiscal 2000 was $70,244, compared to net interest expense of $223,464 for fiscal 2001, a decrease of $293,708. Interest income for fiscal 2001 was $205,360 compared to $140,430 for fiscal 2000, an increase of $64,930, or 46.2%. This additional income resulted from a higher average cash balance. Interest expense increased $358,638, or 511% in fiscal 2001 primarily due to the accrued interest on the L-R Global demand promissory notes.

LIQUIDITY AND CAPITAL RESOURCES

         As of May 31, 2001, we had cash and cash equivalents totaling $2,358,688 and working capital of $1,474,428. Cash and cash equivalents decreased $2,633,618 during fiscal 2001. We used $7,121,126 of cash in operating activities during fiscal 2001 of which $8,439,564 was the net loss for the period. Non-cash expenses of $1,073,981 are included in the net loss for the period and consist of depreciation and amortization charges of $190,002, stock options and stock granted for services of $416,906, accrued interest converted to equity of $457,808 and other charges of $9,265. Further increasing the cash used in operations, was a net increase in operating liabilities over operating assets of $244,457 primarily attributable to increases in accounts payable. We used $592,892 of cash in investing activities during fiscal 2001 to acquire property and equipment totaling $545,202 and to increase security deposits by $49,490. We generated $5,080,400 of cash in financing activities during fiscal 2001 by issuing a $5 million demand promissory note to L-R Global and through the exercise of stock options and warrants, totaling $199,253. These proceeds were reduced in part by capital lease payments of $118,853.

         On each of March 23, 2000 and January 30, 2001, we borrowed $5 million from L-R Global and signed demand promissory notes totaling $10 million. These notes provide for interest to be paid at the rate of 6% per annum. In fiscal year 2001, we accrued interest charges of $400,274 related to these two notes. In fiscal year 2000, we accrued interest charges of $57,534 related to the March 23, 2000 note. In a conversion agreement dated April 12, 2001, L-R Global agreed to convert its outstanding debt and accrued interest to shares of our common stock at a price per share of $0.88 per share, the closing price for our common stock that day. On May 31, 2001, pursuant to the conversion agreement, L-R Global converted these demand promissory notes and accrued interest into 11,883,873 restricted shares of our common stock.

         We have incurred substantial losses, we have accumulated a deficit, and we require additional financing. These matters raise substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters follow. On March 28, 2001, we engaged Devonshire Holdings, LLC, to act as our financial advisor. Devonshire is assisting us in analyzing our capital requirements and the execution of our financing strategy, including the rights offering. If fully subscribed, the rights offering will raise approximately $9.7 million in new capital. We may use some of these proceeds to repay the $2 million demand promissory note issued to L-R Global on July 18, 2001 in the event a demand for repayment is made. We believe that if we are successful in raising this additional capital, that these resources, revenue from future software sales and services and interest income will be sufficient to fund our planned operating expenses and capital requirements through the end of fiscal 2002, which is May 31, 2002. However, there can be no assurance that such funds will be available or sufficient to meet our operating expenses and capital requirements during such period. Although historically we have been successful in raising new capital when needed, the vast majority of such capital has been provided by L-R Global. We cannot make assurances that we will be successful in raising this additional equity capital in the rights offering. Even if the offering is fully subscribed, we still may need to raise additional funds through public or private debt or equity financings to be competitive, to accelerate our sales and marketing programs and to establish a stronger financial position. Devonshire will assist us in future public or private debt or equity financings as necessary.

         On July 18, 2001, subsequent to the end of fiscal 2001, we issued a demand promissory note to L-R Global in the aggregate principal amount of $2 million. The note bears interest on the unpaid principal at a rate of 6% per annum. In recognition of our need for additional capital, L-R Global approached us and proposed the $2 million loan. Our Board of Directors reviewed the terms of the proposed loan and decided that they were favorable to us. L-R Global owned 81% of our outstanding shares on May 31, 2001. We believe that this loan from L-R Global provides us with the necessary cash to fund our operations through September 30, 2001 and the completion of the rights offering. This loan may be repaid out of the proceeds of the rights offering, provided the offering raises sufficient funds to do so and a demand for repayment is made.


         In the event the rights offering does not raise sufficient funds, our plans are to pursue other sources of capital with the assistance of Devonshire, which would likely include a private placement to new investors. If sufficient financial support is not provided by the rights offering, other sources or our majority stockholder, L-R Global, we would be forced to substantially curtail or cease operations.

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ITEM 7.  EXHIBITS.
         --------

         (c)  Exhibits

                  Exhibit
                  Number   Description
                  -------  -----------
                  23.1     Consent of PricewaterhouseCoopers LLP relating to
                           financial statements of PurchaseSoft, Inc.

                  99.1     PurchaseSoft, Inc. financial statements and footnotes





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PURCHASESOFT, INC.



                                 By:      /s/  Donald S. LaGuardia
                                     -------------------------------------------
                                 Name:    Donald S. LaGuardia
                                 Title:   President and Chief Executive Officer
                                          (Principal Executive Officer)

Dated:  August 1, 2001

                                INDEX TO EXHIBITS

Exhibit
Number   Description
-------  -----------
23.1     Consent of PricewaterhouseCoopers LLP relating to financial statements of PurchaseSoft, Inc.

99.1     PurchaseSoft, Inc. financial statements and footnotes